EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022, relating to the consolidated financial statements of SeaWorld Entertainment, Inc. and subsidiaries and the effectiveness of SeaWorld Entertainment, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of SeaWorld Entertainment, Inc. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

August 5, 2022